UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 24, 2001


                              DCH TECHNOLOGY, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)

                                    000-26957
                                    ---------
                            (Commission File Number)

              Delaware                                84-1349374
              --------                                ----------
   (State or other jurisdiction            (I.R.S. Employer Identification No.)
 of incorporation or organization)


                24832 Avenue Rockefeller, Santa Clarita, CA 91355
                -------------------------------------------------
           (Address of Principal Executive Offices Including Zip Code)


       Registrant's telephone number, including area code: (661) 775-8120
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Items 1, 3 through 6, and 8 Not Applicable.

ITEM  2.  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     On August 31, 2001, DCH Technology, Inc. ("DCH") entered into a Purchase and Sale Agreement (the "Agreement") for the sale by DCH to Rediger Investment Corporation ("Rediger"), of the real property owned by DCH and located at 24832 Avenue Rockefeller, Santa Clarita, California (the "Property"). The Property was encumbered by a loan in the amount of $730,000 from CalFed Bank ("Loan"), and additionally secured by a Certificate of Deposit in the amount of $700,000. Upon consummation of the sale of the Property pursuant to the Agreement ("Closing"), Cal Fed Bank has returned to DCH the sum of $700,000, which represents the Certificate of Deposit referenced above, less a prepayment penalty in the amount of three percent (3%) of the Loan. The Closing occurred on September 24, 2001.

     Subsequent to the Closing, DCH has entered into a lease, effective September 24, 2001, by and between DCH and Rediger, whereby DCH has leased the Property back from Rediger ("Lease") for a term of ten years, under a triple net lease at a rate of $.617 per square foot, which amount includes a credit to DCH in the amount of $.08 per square foot per month. The purchase price for the property under the Agreement was $1,420,000, of which $1,256,000 was payable in cash. The balance of $164,000 will be received by DCH as a credit against future payments to Rediger under the Lease.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)     Financial statements: N/A

(b)     Pro forma financial information: N/A

(c) Exhibits: The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit Number     Description of Exhibit
--------------     ----------------------

10.1               Purchase and Sale Agreement

10.2               Standard Industrial/Commercial Single-Tenant Lease


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            DCH  TECHNOLOGY,  INC.

Date:  October 5, 2001
                                            By:  /s/  John  Donohue
                                               --------------------
                                               John  Donohue,  CEO


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